UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2017

ANTHERA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34637	20-1852016
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25801 Industrial Boulevard, Suite B, Hayward, California	94545
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 856-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On March 14, 2017, Anthera Pharmaceuticals, Inc. (“Anthera”) entered into an equity underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC (“H.C. Wainwright,” or the “Underwriter”), pursuant to which Anthera agreed to issue and sell an aggregate of 30,000,000 shares (the “Shares”) of its common stock, $0.001 par value per share (the “Common Stock”), and warrants to purchase an aggregate of 60,000,000 shares of Common Stock (the “Warrants”) to the Underwriter. Under the terms of the Underwriting Agreement, Anthera granted the Underwriter a 30-day option to purchase up to an additional 4,500,000 shares of Common Stock and/or warrants to purchase up to an additional 9,000,000 shares of Common Stock.

The Shares were sold at a public offering price of $0.48 per share. The Warrants were sold in two tranches (the “Tranche 1 Warrants” and the “Tranche 2 Warrants”), and were were sold at a public offering price of $0.01 per share. The aggregate net proceeds to Anthera from the offering are expected to be approximately $14.1 million, after deducting the Underwriter’s discounts and commissions.

Pursuant to the Underwriting Agreement, one Tranche 1 Warrant and one Tranche 2 Warrant will be issued for every one Share sold in this offering. Each Tranche 1 Warrant will have an exercise price of $0.55 per share of Common Stock, will become exercisable on any day on or after the date that Anthera publicly announces through the filing of a Current Report on Form 8-K that it will have sufficient authorized shares of Common Stock to cover the Warrant Shares (the “Exercisable Date”) and will expire five years following the Exercisable Date. Each Tranche 2 Warrant will have an exercise price of $0.50 per share of Common Stock, will become exercisable on the Exercisable Date and will expire six months following the Exercisable Date.

The offering was made pursuant to Anthera’s effective registration statement on Form S-3 (No. 333-210166), which was previously filed with the Securities and Exchange Commission (“SEC”) and became effective on April 18, 2016, and a related prospectus supplement filed with the SEC.

The offering is scheduled to close on or about March 17, 2017, subject to the satisfaction of customary closing conditions. In the Underwriting Agreement, the Company agrees to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriter may be required to make because of such liabilities.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference, and the foregoing description of the Warrants is qualified in its entirety by reference to the Form of Tranche 1 Warrant and Form of Tranche 2 Warrant, which are filed as Exhibits 4.1 and 4.2 to this Form 8-K and are incorporated by reference herein. A copy of the opinion of Goodwin Procter LLP relating to the validity of the shares issued in the offering is attached hereto as Exhibit 5.1.

Amendment to ATM Agreement

On April 21, 2016, Anthera entered into an At Market Issuance Sales Agreement (the “Agreement”) with H.C. Wainwright to create an at-the-market equity program under which the Company from time to time could offer and sell shares of its common stock, par value $0.001 per share, having an aggregate offering price of up to $25,000,000 (the “At Market Shares”) through H.C. Wainwright. On March 14, 2017, Anthera and H.C. Wainwright amended the Agreement to reduce the aggregate offering price of the At Market Shares to be offered and sold pursuant to the Agreement from $25,000,000 to $23,000,000 (the “Amendment”).

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On March 13, 2017, Anthera issued a press release announcing that it had commenced the Offering. On March 14 2017, the Company issued a press release announcing that it had priced the Offering. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following documents are filed as exhibits to this report:

1.1	Underwriting Agreement, dated as of March 14, 2017, among Anthera Pharmaceuticals, Inc. and H.C. Wainwright & Co., LLC

4.1	Form of Tranche 1 Warrant

4.2	Form of Tranche 2 Warrant

5.1	Opinion of Goodwin Procter LLP

10.1	Amendment to ATM Agreement, between Anthera Pharmaceuticals, Inc. and H.C. Wainwright & Co., LLC, dated March 14, 2017

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1)

99.1	Press release dated March 13, 2017

99.2	Press release dated March 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2017	Anthera Pharmaceuticals, Inc.

	By:	/s/ May Liu
May Liu
Senior Vice President of Finance and Administration